Exhibit 23.2






INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-94914 of Hirsch International Corp. on Form S-8 of our report dated March 11, 1997, appearing in the Annual Report on Form 10-K of Hirsch International Corp. for the year ended January 31, 1997.


DELOITTE & TOUCHE LLP


Jericho, New York
June 20, 1997